Operational Update - May 1, 2014

Reverse Merger Completed

•	On December 31, 2013, the Company received $2 million in new investment associated with the completion of the reverse merger. Merriman Capital served as the Company’s investment bank in this transaction. These funds were used as working capital, as well as to develop and launch our next round of products. The Company will continue to raise funds for revenue growth initiatives.
•	The effective date of the completion of the reverse merger was January 6, 2014.
•	The new public entity’s common stock trades on the OTCQB market under the symbol KGTO as of March 12, 2014.
•	With the Company now a public entity, John Clark has joined the Company as full time CFO. Steven Adler, who has been a valuable member of the Kogeto team for over three years, will continue in an advisory role.

2013 Financial Performance

•	179 Lucy units were shipped in 2013 and an additional 59 units in January 2014. Combined, this is higher than the 235 units that Kogeto shipped in 2012. In 2014, Lucy will be replaced with the lower-cost, higher performance Joey camera system – more on this in the Operations & Product Development section below.
•	10,000 Dot units were shipped in 2013, down from 29,000 units in 2012. We attribute this decrease to lack of funds necessary for development of an improved optic, and to support marketing to drive sales.
•	Overall combined sales were $600,000 in 2013.
•	During 2013, the Company took in an additional $950,000 in convertible notes, of which $650,000 has been converted to equity or repaid before the end of 2013.
•	In Q4 2013, the Company reduced staff to correlate the Company’s operating costs with projected revenue. The Company is focusing its immediate efforts on the new Joey integrated camera system, followed by an enhanced version of Dot.

Operations & Product Development

•	The first working prototype of our next generation professional capture unit “Joey” has been completed. Joey will offer four times the resolution of Lucy at less than half the cost, requiring no external laptop. Hardware development is almost complete and we expect to deliver this compelling new professional product in the first half of 2014.

First Prototype of Joey desktop panoramic capture system

•	In March 2014, Kogeto was engaged by Lionsgate films to produce interactive content for the premiere of the multinational motion picture Divergent. Panoramic video captured with our latest prototypes will be featured in the Divergent iPad app this summer, to coincide with the release of the film on home video.

Panoramic stills of crowd and Ashley Judd at March 18 film premiere, captured with latest Joey prototype

•	On Tuesday, April 29th,the Company announced the availability of a Production Suite of professional panoramic video development and deployment tools and services to encourage more such engagements.
•	The Company continues development of Dot iOS/Android software, and will develop an improved version of Dot optic in 2014. A completely refactored iOS app “Looker” app for Dot will be released in May, 2014.
•	The Company has begun a redesign of the public website which will shift focus from our consumer offerings towards our professional cameras and services, to be launched simultaneously with the release of Joey this summer.
•	The Company is continuing its engagement with the Colorado Legacy Foundation, funded by the Bill and Melinda Gates Foundation. The Company is in discussions about expanding this work in 2014 to integrate its newly available professional cameras, and the Company will look to duplicate this model elsewhere in the education space.

Forward-Looking Statements

This Operational Update contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Operational Update that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, development of new business opportunities, and projected costs, revenue, profits and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this Operational Update, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this Operational Update are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission